UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2018
Luby’s, Inc.
(Exact name of registrant as specified in its charter)
Delaware                 001-8308                74-1335253
(State or other jurisdiction of          (Commission File Number)     (IRS Employer Identification Number)
incorporation or organization)
13111 Northwest Freeway, Suite 600
Houston, Texas                                77040
(Address of principal executive offices)                     (Zip Code)
(713) 329-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 31, 2018, the Board of Directors (the “Board”) of Luby’s, Inc. (the “Company”) approved, effective immediately, Amendment No. 2 (the “Amendment”) to Bylaws of the Company, as amended (the “Bylaws”). The Amendment amends Sections 1 and 2 of Article III of the Bylaws to delete references to the former classified structure of the Board and to reflect that, consistent with the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), directors of the Board are elected for one-year terms. The Amendment also further amends Section 2 of Article III of the Bylaws to delete a provision of the Bylaws that states that directors of the Board may be removed from office by stockholders of the Company only for cause. The removal of directors of the Board by stockholders of the Company remains subject to terms of the Amended and Restated Certificate which provide that “Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is filed herewith.

Exhibit 3.1	Amendment No. 2 to Bylaws of Luby’s Inc., effective as of August 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luby’s, Inc.
Date: August 31, 2018	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer